UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2026, Tempest Therapeutics, Inc., a Delaware corporation (the “Company” or “Tempest”), entered into a product development and investigator-initiated trial (“IIT”) collaboration agreement (“Collaboration Agreement”) with Heibei Senlang Biotechnology Co., Ltd., a company organized under the laws of the People’s Republic of China (“Senlang”). Pursuant to the Collaboration Agreement, the Company and Senlang agreed to collaborate with respect to product development activities and investigator-initiated trial activities in China for certain of the Company’s in vivo chimeric antigen receptor T cell (“CAR-T”) product candidates (each, a “Product” and, collectively, the “Products”). Under the agreement, Tempest and Senlang will collaborate to develop Tempest’s proprietary TPST-4003 product candidate, beginning with an IIT in China evaluating TPST-4003 in approximately 10 patients with myasthenia gravis (“MG”) or multiple sclerosis (“MS”). The Company expects first patient enrollment and dosing to occur in the fourth quarter of 2026.

Collaboration Activities. Under the Collaboration Agreement, collaboration activities for each Product will be governed by the Collaboration Agreement and a separate statement of work (“SOW”), which is expected to include the applicable product development plan, budget, timeline, and other specified terms related to the development plan.

Development Fees. The development fee payable by the Company to Senlang for each Product shall be within the range of $1.5 million to $2.0 million, to be determined by the parties. The Collaboration Agreement provides that the Company will not be obligated to pay amounts in excess of $2.0 million for any Product unless the Company expressly approves such additional amount in writing in advance. Unless otherwise specified in an applicable SOW, the development fee for each Product will be payable in installments based on the achievement of agreed milestones.

Data Rights and Deliverables. Senlang is required to deliver to the Company complete and timely data packages generated from the IIT activities for each Product, and has granted the Company a worldwide, perpetual, irrevocable, royalty-free, fully paid-up right to use all data generated from the Product development activities and IIT activities for research, development, regulatory, financing, partnering, licensing, commercialization, publication, investor communication, due diligence and other business purposes.

China Rights. Subject to the terms of the Collaboration Agreement and the execution of a definitive license agreement, Senlang may obtain China rights to develop and commercially exploit one or more Products after completion of the agreed IIT data package for the relevant Product. Upon Senlang’s completion of the applicable SOW and delivery of an agreed data package for each Product, and subject to the rights of any third party, Senlang will have an exclusive option, exercisable within 90 days after delivery of such data package, to negotiate and enter into a definitive license agreement for the relevant Product in China on terms mutually agreeable to the parties.

Intellectual Property; Non-Use. The Company retains all rights, title and interest in and to the Products and related intellectual property owned or controlled by the Company prior to or outside the Collaboration Agreement, and any intellectual property as specified in the Collaboration Agreement that is specific to any Product or derived from the Company’s Product or related information as specified in the Collaboration Agreement will be owned by the Company.

Term and Termination. Unless earlier terminated, the Collaboration Agreement will remain in effect for an initial term of three years, which may be extended in writing. The Company may terminate the Collaboration Agreement or any SOW for convenience upon 60 days’ prior written notice to Senlang. Either party may terminate the Collaboration Agreement or any SOW upon written notice if the other party materially breaches the Collaboration Agreement and fails to cure such breach within 30 days after receiving written notice of the breach. The Company may also terminate the Collaboration Agreement or any SOW immediately upon written notice upon the occurrence of certain specified events.

The foregoing description of the Collaboration Agreement is only a summary and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 21, 2026, the Company issued a press release with respect to the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Product Development and Investigator-Initiated Trial (IIT) Collaboration Agreement, dated July 17, 2026, by and between Tempest Therapeutics, Inc. and Heibei Senlang Biotechnology Co., Ltd.

99.1	Press Release, dated July 21, 2026

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: July 22, 2026	By:	/s/ Matthew Angel
	Name:	Matthew Angel
	Title:	President and Chief Executive Officer